Exhibit 99.1
                                                                    ------------



Risks Relating to Regulation

We are subject to substantial governmental regulation. Compliance with current and future regulatory requirements and procurement of necessary approvals, permits and certificates may result in substantial costs to us.

         We are subject to substantial regulation from federal, state and local regulatory agencies. We are required to comply with numerous laws and regulations and to obtain numerous authorizations, permits, approvals and certificates from governmental agencies. These agencies regulate various aspects of our business, including customer rates, service regulations, retail service territories, sales of securities, asset sales and accounting policies and practices. We believe the necessary authorizations, permits, approvals and certificates have been obtained for our existing operations and that our business is conducted in accordance with applicable laws; however, we are unable to predict the impact on our operating results from future regulatory activities of these agencies.

         We are also subject to regulation by the SEC under PUHCA, which imposes a number of restrictions on the operations of registered utility holding companies and their subsidiaries. These restrictions include a requirement that, subject to a number of exceptions, the SEC approve in advance securities issuances, financings, acquisitions and dispositions of utility assets or of securities of utility companies, and acquisitions of other businesses. With limited exceptions, PUHCA requires that transactions between affiliated companies in a registered holding company system be performed at cost. PUHCA will be repealed effective six months after the enactment of the Energy Policy Act. Nevertheless, we will continue to be subject to substantial regulation, including increased authority of FERC. FERC will exercise certain powers over the electric utility subsidiaries of formerly registered holding companies like Allegheny that have been preempted by the SEC's powers under PUHCA. These powers include authority over the issuance of certain securities and the assumption of certain liabilities.

         We are unable to predict the impact of any future revisions or changes in interpretations of existing regulations or the adoption of new laws and regulations applicable to us, including the Energy Policy Act. Changes in regulation or the imposition of additional regulations could influence our operating environment and may result in substantial costs to us.

Rate regulation may delay or deny full recovery of costs.

         The retail rates in the states in which we operate are set by each state's regulatory body. As a result, in certain states, we may not be able to recover increased, unexpected or necessary costs and, even if we are able to do so, there may be a significant delay between the time we incur such costs and the time we are allowed to recover them. Any denial of, or delay in, cost recovery could have a material adverse effect on our results of operations and financial condition.

         In Virginia our POLR and T&D rates for all retail customers are capped through December 31, 2010, subject to certain adjustments. However, our power supply contract with AE Supply to satisfy our Virginia load expires on June 30, 2007. We will be required to satisfy our generation requirements through market purchases after that time. The market rates for purchased power at that time may be significantly higher than the rates we will be allowed to recover from retail customers. We are permitted to petition the Virginia SCC to recover certain increases in the cost of purchased power beginning July 1, 2007. If the Virginia SCC does not allow full recovery of our cost of purchasing power, it could have a material adverse effect on our financial condition and results of operations.

         Our current power supply contract with AE Supply to satisfy our load in West Virginia is at below market rates and extends through 2010. Under the terms of this contract, we have only limited exposure to changes in market rates. We have agreed to a new contract with AE Supply that would extend through 2017, subject to various regulatory approvals. However, Allegheny is currently contemplating an intra-company transfer of assets that would realign generation ownership and contractual arrangements within the Allegheny system in order to, among other things, facilitate the construction and financing of flue gas desulfurization units and related pollution control equipment at Allegheny's Fort Martin generation facility. As part of this transaction, our current power sale agreement with AE Supply may be amended and assigned to Monongahela. Subject to approval from FERC and the West Virginia PSC, Monongahela would then be responsible for supplying the power to meet these obligations. The new contract with Monongahela is expected to be at higher rates than our current contract with AE Supply, and we will be required to file a rate case with the West Virginia PSC for approval to recover our resulting increase in costs though increases in the rates that we charge our customers. The West Virginia PSC may not approve our full request to increase rates. Even if our request ultimately is approved, the approval process could result in a significant delay between, on the one hand, the time that our new contract with Monongahela becomes effective and, on the other hand, the time at which we are able to charge higher rates. In addition, we cannot assure you that we will consummate the intra-company asset transfer and related assignment of our power sales agreement, or, in the alternative, that we will obtain the approvals necessary to extend our existing agreement with AE Supply through 2017. In that case, we would be required to purchase power at prevailing market rates beginning in 2010 to service our load obligations. The prevailing market rates at that time could be significantly higher than the rates that the West Virginia PSC permits us to charge, which could have a material adverse effect on our business, results of operations and financial condition.

         Our rates are also capped for residential customers in Maryland for specific periods and, therefore, are not subject to rate increases during those periods. In Maryland, our contract with AE Supply for generation services contains a limited exposure to changing market rates through the rate cap period. In addition, as a result of FERC's efforts to implement a long-term rate design for the Midwest and Mid-Atlantic regions, we may not fully recover our transmission costs and may have costs shifted to us from other transmission owners. Due to capped rates and the timing of state rate cases, we may not be able to pass through these increased transmission costs to our retail customers for some period of time.

Shifting state and federal regulatory policies impose risks on our operations and capital structure.

         Our operations are subject to evolving regulatory policies, including initiatives regarding deregulation of the production and sale of electricity and the restructuring of transmission regulation. State and federal regulators may also take regulatory action as a result of the power outages that affected the Northeast and Midwest United States and Canada in August 2003. Any new requirements arising from these actions could lead to increased operating expenses and capital expenditures, the amount of which cannot be predicted at this time. For instance, the Energy Policy Act will make certain electric reliability rules mandatory on all market participants, including Allegheny and its subsidiaries, including us. We cannot predict the final terms of these rules or the potential costs or effects these rules may have on our business, results of operations and financial condition.

Risks Relating to our Operations

The terms of our power sale agreements with AE Supply could require us to purchase power at a price that exceeds the price at which we can sell power.

         In connection with regulations governing the transition to market competition, we are required to provide electricity at capped rates to retail customers who do not choose an alternate electricity generation supplier or who return to utility service from alternate suppliers. Our capped rates may be below current wholesale market prices during the transition periods. Our operations are currently structured so that AE Supply owns the generating assets that we previously owned. The capped rates reflect the historical costs of operating and maintaining AE Supply's generating assets. Currently we purchase a majority of the power required to meet our POLR obligations in Maryland and Virginia and our West Virginia load obligations from AE Supply under power sale agreements. Those agreements provide for the supply of a significant portion of our energy needs at the mandated capped rates with a specified remaining portion priced on the basis of market prices. The amount of supply priced at market rates increases over each contract term. These power supply agreements present risks for us. At times, we may pay for a portion of our supply at prices that exceed the amount we can charge retail customers for the power. See "Risks Relating to Regulation" above.

Our operating results are subject to seasonal and weather fluctuations.

         Our business is generally seasonal. Demand for electricity in our service territories peaks during the summer and winter months, and market prices typically also peak during these times. We historically have sold less power and, therefore, have produced less revenue when weather conditions are milder. Unusually mild weather in the future could adversely affect our business, results of operations and financial condition.

Our revenues, costs and results of operations are subject to risks beyond our control, including, but not limited to, accidents, storms, natural catastrophes and terrorism.

         Our ability to conduct our operations depends on the integrity of our assets. The cost of repairing damage to our facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events may exceed reserves or insurance, if any, for such repairs, which may adversely impact our results of operations and financial condition. Although we have taken, and will continue to take, reasonable precautions to safeguard our assets, we can make no assurance that our facilities will not face damage or disruptions or that we will have sufficient reserves or insurance to cover the cost of repairs. In addition, in the current geopolitical climate, enhanced concern regarding the risks of terrorism throughout the economy may impact our operations in unpredictable ways. Insurance coverage may not cover costs associated with any of these risks adequately or at all.

Risks Relating to our Internal Controls and Procedures and Operational Enhancements

Our internal controls and procedures have been substantially deficient, and we continue to expend significant resources to improve internal controls and procedures.

         In August 2002, Allegheny's independent auditor, PricewaterhouseCoopers LLP ("PwC"), advised Allegheny that it considered Allegheny's and its subsidiaries', including Potomac Edison's, internal controls to have material weaknesses. The term "material weakness" refers to an organization's internal control deficiency in which the design or operation of a component of internal control does not reduce to a relatively low level the risk that a material misstatement may be contained in the organization's financial statements. In March 2004, PwC advised Allegheny's Audit Committee that although management had made significant progress in addressing the specific control weaknesses previously identified, not all of these deficiencies had been remedied and certain internal control weaknesses remained. In September 2004, PwC advised Allegheny's Audit Committee that certain material weaknesses remained and required remediation. As of December 31, 2004, these material weaknesses had been remediated, although some deficiencies remained. Allegheny intends to expend additional resources to further improve its internal controls.

We may fail to realize the benefits that we expect from our cost-savings initiatives.

         We have undertaken and expect to continue to undertake cost-savings initiatives. However, we can make no assurances that we will realize on-going cost savings or any other benefits from these initiatives. Even if we realize the benefits of our cost savings initiatives, any cash savings that we achieve may be offset by other costs, such as environmental compliance costs and higher fuel, operating and maintenance costs, or could be passed on to customers through revised rates. Staff reductions may reduce our workforce below the level needed to effectively manage our business and service our customers. Our failure to realize the anticipated benefits of our cost-savings and other initiatives could have a material adverse effect on our business, results of operations and financial condition.

Other Risks Relating to Potomac Edison

We may be required to make significant contributions to satisfy underfunded pension liabilities and other postretirement benefits.

         All of our workforce is employed by AESC. Through AESC, we are responsible for our share of pension and retirement benefit costs. Allegheny's underfunded pension liabilities have increased in recent periods due to declining interest rates and financial market performance and because of the implementation of early retirement initiatives to reduce headcount. During the six months ended June 30, 2005, Allegheny made voluntary contributions to pension plans of $28.4 million, including $0.2 million to the Supplemental Executive Retirement Plan (the "SERP"). Minimum required funding contributions may increase beyond 2005. However, these anticipated mandatory contributions will change in the future if Allegheny's assumptions regarding prevailing interest rates change, if actual investments under-perform or out-perform expectations, or if actuarial assumptions or asset valuation methods change. Our share of the Allegheny pension funding for the six months ended June 30, 2005 is approximately 14.25%, or $4.0 million.

         For the six months ended June 30, 2005, Allegheny also contributed $11.6 million to its postretirement benefits other than pension plans of which our share is approximately 14%, or $1.6 million.

We are currently involved in significant litigation that, if not decided favorably to us, could materially adversely affect our results of operations, cash flows and financial condition.

         We and other subsidiaries of Allegheny have been named as defendants in pending asbestos litigation involving multiple plaintiffs and multiple defendants. As of July 9, 2005, 831 asbestos cases were pending against Allegheny. In addition, asbestos and other regulated substances are, and may continue to be, present at Allegheny-owned facilities where suitable alternative materials are not available. Allegheny's management believes that any remaining asbestos at Allegheny-owned facilities is contained. The continued presence of asbestos and other regulated substances at Allegheny-owned facilities, however, could result in additional actions being brought against Allegheny and its subsidiaries, including us.

         We are currently involved in a number of other lawsuits. We intend to vigorously defend against these claims, but the results of these lawsuits cannot be predicted. Adverse outcomes for us in these lawsuits could require us to make significant expenditures and could have a material adverse effect on our business, results of operations and financial condition.

Energy companies are subject to adverse publicity, which may make us vulnerable to negative regulatory and litigation outcomes.

         The energy sector has been the subject of highly-publicized allegations of misconduct. Negative publicity of this nature may render legislatures, regulatory authorities and tribunals less likely to view energy companies favorably, which could cause them to make decisions or take actions that are adverse to us. Power outages, such as those that affected the Northeast and Midwest United States and Canada in August 2003, could exacerbate negative sentiment regarding the energy industry.

We are dependent on our ability to successfully access capital markets. An inability to access capital may adversely affect our business.

         We rely on access to the capital markets as a source of liquidity and to satisfy our capital requirements that are not met by the cash flow from our operations. Capital market disruptions, or a downgrade in our credit ratings, could increase the cost of borrowing or could adversely affect our ability to access one or more financial markets. Disruptions to the capital markets could include, but are not limited to:

         o  recession or an economic slowdown;

         o the bankruptcy of one or more energy companies or highly-leveraged companies;

         o  significant increases in the prices for oil or other fuel;

         o  a terrorist attack or threatened attacks;

         o  a significant transmission failure; or

         o  changes in technology.

The past financial and other difficulties of our parent company, Allegheny, could adversely affect our credit ratings and our ability to access the capital markets.

         Our parent company, Allegheny, experienced significant challenges to its business beginning in the late 1990s. Allegheny's liquidity was severely strained and its results of operations were negatively impacted as a result of deregulation initiatives, the deterioration of the energy trading market, the identification of material weaknesses in its internal controls and a downgrading of its credit ratings below investment grade, which resulted in covenant violations in material energy trading contracts and credit facilities and restricted access to the capital markets. In response to these challenges, Allegheny hired new senior management for itself and its subsidiaries, including us, and took a number of actions to stabilize its liquidity. As the sole holder of our common stock, Allegheny is currently our only source of equity capital. In addition, we engage in transactions with Allegheny's other subsidiaries, including AE Supply, in the ordinary course of business. All personnel of Allegheny, including those responsible for conducting our business, are employed by AESC. We paid costs for services provided by AESC that totaled $100.8 million in 2004. While we believe we currently have sufficient sources of liquidity to operate our business and fulfill our current obligations and that Allegheny has made significant progress in improving its liquidity, any inability of Allegheny to complete its strategy for liquidity improvement and financial stabilization could have an adverse effect on our credit ratings or our ability to access the capital markets. The dividends we pay are a significant contribution to Allegheny's cash resources and support the ability of Allegheny to service its debt.

Changes in technology may adversely affect our business by decreasing the demand for our services.

         Research and development activities are ongoing to improve alternative technologies to produce electricity, including fuel cells, microturbines and photovoltaic (solar) cells. Increased conservation efforts and advances in technology could reduce demand for electricity supply and distribution, which could adversely affect our business. Changes in technology could also alter the channels through which retail electric customers buy power, which could adversely affect our business.